SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

LITTLEFIELD CORPORATION.
(exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation)	(Commissions File Number)	I.R.S. Employer Identification Number)

2501 North Lamar Blvd., Austin, Texas	78705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 476-5141

(Former name or former address, if changed since last report.) NA

Item 2.02. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On Janaury 26, 2005, Littlefield Corporation issued a press release announcing 4th quarter 2004 earnings. A copy of that press release is attached as exhibit 99 to this report, and is included below.

Exhibit 99:
Press Release dated Janaury 26, 2005.

FOR IMMEDIATE RELEASE

January 26, 2005

For Additional Information:
Jon Lovoy
Littlefield Corporation
512-476-5141 PH
512-476-5680 FX
jlovoy@littlefield.com

Littlefield Corporation Announces Substantially
Improved Fourth Quarter Performance

Littlefield Corporation announced today earnings for the 4th quarter 2004. Results were substantially improved when compared to the 4th quarter of 2003. In addition, the annual results were also substantially improved.

Highlights are as follows:
  Net income for the year increased by 132%. Annual earnings per share increased to $0.05/share from $0.02/share. This 130% increase was based on 85,459 additional shares in 2004 v. 2003.
  Hospitality had a very good quarter increasing revenue by 6% [$69,659] while increasing net income by 2132% [$97,457]!
  Hospitality revenue increased by 6% in the quarter [$1,233,879] when compared to the previous year ($1,164,220).
  Hospitality EBITDA (income before expenses of interest, taxes, depreciation and amortization) increased by 79% for the quarter.
  Entertainment revenue increased by 11% while net income increased by 4% for the quarter.
  Corporate overhead was reduced an additional 3% YTD.
Earnings will be discussed in a conference call on Friday, January 28, 2005, at 11:00 AM CDT. Interested parties are directed to the Company’s press release on January 24, 2005 which provides the details for the conference call.

In evaluating the Company’s performance, it is important to note that the Company will make a substantial addition to its legal reserve in Q4 2004 as a result of the outcome of the recent trial in Florida which was reported in a Press Release and SEC Form 8K filing dated 11 January 2005. While this trial took place in 2005 and the final judgment has not yet been entered, post trial motions have not been heard and a final decision to appeal the decision has not been made, it is almost certain that the Company will increase its legal reserve in an amount in excess of $1,000,000.

The earnings reported today do not yet include that charge. That charge will be reflected in the Company’s SEC Form 10KSB which will include audited financial statements.

The following report is based upon accounts that have not yet been reviewed by the Company’s auditors. Any modifications as a result of that review will be highlighted in the Company’s 10-KSB filing, and, if material, will be addressed in a subsequent press release. The Company’s SEC Form 10KSB will be filed after the completion of the annual audit.

REVENUE:

QUARTERLY	Q4-2004	Q4-2003	Variance	% Change
Littlefield Corporation	$2,810,543	$2,579,417	$231,126	9%
Entertainment	1,568,563	1,407,097	161,466	11%
Hospitality	1,233,879	1,164,220	69,659	6%

YTD	2004	2003	Variance	% Change
Littlefield Corporation	$9,923,084	$9,971,281	($48,197)	0%
Entertainment	6,484,397	6,281,027	203,370	3%
Hospitality	3,404,716	3,661,372	(256,656)	(7%)

Q4-2004 revenue increases were realized in both Hospitality and Entertainment. This is an important and telling development as this is the first substantial increase in revenue in both business segments simultaneously and appears to portend a general improvement in both operations and the economy. This is also particularly insightful as the annual revenue increase in Entertainment is a very modest 3% and Hospitality is down 7%, even taking into account the 6% revenue increase in Q4-2004. Looking forward in both businesses provides some measurable optimism that these revenue increases will continue to materialize.

NET INCOME

QUARTERLY	Q4-2004	Q4-2003	Variance	% Change
Littlefield Corporation	$240,612	$240,583	$29	0%
Entertainment	518,029	495,779	22,250	4%
Hospitality	102,029	4,572	97,457	2132%

YTD	2004	2003	Variance	% Change
Littlefield Corporation	$413,039	$177,877	235,162	132%
Entertainment		2,155,784	170,453	8%
Hospitality	(493,659)	(475,519)	(18,140)	(4%)

Net income for the quarter was flat when compared to the prior period while Entertainment was up 4% and Hospitality contributed over $100,000. This is more significant when looking at the entire year which saw Entertainment up by 8% and Hospitality down by 4%. There is an understandable temptation to speculate that the improvement of Hospitality in Q4 and an analysis of deal flow and the future book of business represent a turning point for Hospitality.

EBITDA:

QUARTERLY	Corporate	Entertainment	Hospitality
Net Income	$240,612	$518,029	$102,029
Interest, Taxes, Depreciation, Amortization	314,536	160,869	94,597
EBITDA	555,148	678,898	196,626

YTD
Net Income	$413,039	2,236,237	(493,659)
Interest, Taxes, Depreciation, Amortization	1,272,270	747,200	389,905
EBITDA	1,685,309	2,983,437	(103,754)

QUARTERLY	Q4-2004	Q4-2003	Variance	% Change
Littlefield Corporation	$555,148	$566,354	($11,206)	(2%)
Entertainment	678,898	665,811	13,087	2%
Hospitality	196,626	109,816	86,810	79%

YTD	2004	2003	Variance	% Change
Littlefield Corporation	$1,685,309	$1,508,518	$176,791	12%
Entertainment	2,983,437	2,811,777	171,660	6%
Hospitality	(103,754)	(47,590)	(56,164)	(118%)

EBITDA, which is a rough measure of the Company’s ability to generate cash flow from operations, increased by 12% for the year. Entertainment was a net contributor to EBITDA while Hospitality created a shortfall for the year. Hospitality improved substantially in Q4-2004 with a 79% improvement.

CORPORATE OVERHEAD:

	2004	2003	Variance	% Change
4th QUARTER 2004	$329,798	$268,065	($61,733)	(23%)
YTD 2004	1,269,612	1,396,472	36,860	3%

Q4 Corporate Overhead was negatively impacted by the accrual of additional audit fees which had been under accrued in prior periods, year end legal fees and other miscellaneous specific charges. This is not indicative of a continuing trend and the annual performance --- a 3% improvement --- is more indicative of the continued effort to trim and manage corporate overhead.

YEAR-TO-DATE EARNINGS PER SHARE

	2004	2003	Variance	% Change
Earnings	$413,039	$177,877	$235,162	132%
Shares Outstanding	8,378,954	8,293,495	85,459	1%
Earnings/share	$0.05/sh	$0.02/sh	$0.03/sh	130%

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

Q4-2004 was a challenging quarter with a good operating outcome for the Company.

One of the challenges in managing a multi-unit operating business is maintaining performance at our superior units while working diligently to improve performance at other units. This product and geographical diversification also provides some positive surprises from time to time.

I am particularly pleased with the Hospitality results as they were made during a time of some obvious challenges. They are particularly gratifying as nobody seems to have seen the improved results materializing as we all had our heads down working hard. It is a very pleasant “surprise” but upon reflection, it is an obvious development. Everybody was working hard and good things happen when we work hard.

The improvement in Hospitality has also made us look very critically at the book of future business. Much of the positive results in Q4-2004 are also evident in the future bookings and we are cautiously optimistic that this is a trend that will continue.

The business is simply getting better as the economy continues to improve and lots of people are pouring their hearts and souls into realizing the potential of this business unit. Thanks to everyone from Premiere and Word of Mouth for their hard work. Should this improvement continue and all other business units continue to improve at the same rate, earnings in 2005 will be materially better.

Entertainment continues to grow in a methodical and orderly fashion though there continue to be pockets of both challenge and opportunity.”

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.